UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2018

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On January 25, 2018, Newell Brands Inc. (the “Company”) issued a press release announcing certain preliminary estimated unaudited financial results for the fiscal year ended December 31, 2017. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 21, 2018, Ian G.H. Ashken, Domenico De Sole and Martin E. Franklin notified the Company of their resignations from the Board of Directors of the Company (the “Board”), effective immediately. In connection with these resignations, the Board has reduced its size to nine members. A copy of the Company’s press release announcing the resignations of Messrs. Ashken, De Sole and Franklin is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 25, 2018, the Company issued a press release announcing that it will explore a series of strategic initiatives to accelerate its transformation plan, improve operational performance and enhance shareholder value. The press release also announced certain preliminary estimated unaudited financial results for the fiscal year ended December 31, 2017 and initial guidance for the 2018 fiscal year. A copy of the Company’s press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release, dated January 25, 2018, of Newell Brands Inc.

99.2	Press Release, dated January 25, 2018, of Newell Brands Inc. announcing director resignations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Date: January 25, 2018	By:	/s/ Bradford R. Turner
Bradford R. Turner

	Its:	Chief Legal and Administrative Officer and Corporate Secretary